                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant                      |X|

Filed by a Party other than the Registrant   | |


Check the appropriate box:

| |   Preliminary Proxy Statement

| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

| |   Definitive Additional Materials

| |   Soliciting Material Pursuant to Section 240.14a-12

                         eROOMSYSTEM TECHNOLOGIES, INC.
         ---------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


         ---------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

| |   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- ----------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

- ------------------------------------------------------------------------------

      (5)   Total fee paid:

- ------------------------------------------------------------------------------

| |   Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid: ----------------------------------------

      (2)   Form, Schedule or Registration Statement No.: ------------------

- --------------------------------------------------------------------------------

      (3)   Filing Party: --------------------------------------------------

      (4)   Date Filed: ----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 7, 2001

To the stockholders of eRoomSystem Technologies, Inc.:

      The annual meeting of the stockholders of eRoomSystem Technologies, Inc., or eRoomSystem Technologies, will be held at Thanksgiving Point, 3003 North Thanksgiving Way, Lehi, Utah 84043, on Monday, May 7, 2001 at 9:00 a.m. local time, for the following purposes:

     (1) To elect David S. Harkness, Lawrence S. Schroeder, Dr. Alan C. Ashton, S. Leslie Flegel and John J. Prehn as directors of eRoomSystem Technologies;

     (2) To approve an amendment to the eRoomSystem Technologies 2000 Stock Option and Incentive Plan to increase the number of shares of our common stock authorized for issuance under the plan from 2,000,000 shares to 2,400,000 shares; and

     (3) To transact such other business as may properly come before the annual meeting and any adjournments thereof.

      Only stockholders of record at the close of business on April 4, 2001 are entitled to notice of and to vote at the meeting. The stock transfer books will not be closed.

      Stockholders are cordially invited to attend the annual meeting in person. STOCKHOLDERS DESIRING TO VOTE IN PERSON MUST REGISTER AT THE ANNUAL MEETING WITH THE INSPECTORS OF ELECTION PRIOR TO COMMENCEMENT OF THE ANNUAL MEETING. IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO EXECUTE AND DATE THE ENCLOSED FORM OF PROXY AND TO FORWARD IT TO OUR SECRETARY WITHOUT DELAY SO THAT YOUR SHARES MAY BE REGULARLY VOTED AT THE ANNUAL MEETING.

      A copy of the 2000 Annual Report to Stockholders, including financial statements for the twelve months ended December 31, 2000, is enclosed.

                                    By order of the board of directors,

                                    /s/ Gregory L. Hrncir

                                    Gregory L. Hrncir
                                    Secretary

Dated:  April 6, 2001
                         eROOMSYSTEM TECHNOLOGIES, INC.
                                 PROXY STATEMENT

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
VOTING SECURITIES............................................................1

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER BENEFICIAL
   OWNERS....................................................................2

ELECTION OF DIRECTORS........................................................4

INFORMATION CONCERNING OUR BOARD OF DIRECTORS AND EXECUTIVE
   OFFICERS..................................................................5
   Directors and Executive Officers..........................................5
   Committees of the Board of Directors......................................6
   Board of Directors Meetings...............................................7
   Director Compensation.....................................................7
   Compensation Committee Interlocks and Insider Participation...............7

EXECUTIVE COMPENSATION.......................................................8
   Compensation Committee Report on Executive Compensation...................8
   Summary Compensation Table................................................9
   2000 Stock Option and Incentive Plan......................................9
   Option/SAR Grants in Last Fiscal Year....................................10
   Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
   Option/SAR Values........................................................10
   Employment Agreements and Termination of Employment......................11
   Report on Repricing of Options/SARs......................................12
   Stock Performance Chart..................................................13

AUDIT COMMITTEE REPORT......................................................13

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................14
   Transactions Involving Ash Capital, LLC..................................14
   Transactions Involving RSG Investments, LLC..............................15
   Other Transactions with Related Parties..................................16
   Limitation of Liability and Indemnification Matters......................18

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....................19

APPROVAL OF AMENDMENT TO THE 2000 STOCK OPTION AND INCENTIVE PLAN...........20
   Introduction.............................................................20
   Summary of the 2000 Plan.................................................20

VOTING PROCEDURES...........................................................22

2002 ANNUAL MEETING OF STOCKHOLDERS.........................................22

OTHER BUSINESS..............................................................23

APPENDIX A:  Audit  Committee Charter......................................A-1

APPENDIX B:  2000 Stock Option and Incentive Plan..........................B-1

                         eROOMSYSTEM TECHNOLOGIES, INC.
                      3770 Howard Hughes Parkway, Suite 175
                             Las Vegas, Nevada 89109

                           ---------------------------

                                 PROXY STATEMENT

      This proxy statement is furnished to the stockholders of eRoomSystem Technologies, Inc. in connection with our annual meeting of stockholders to be held at Thanksgiving Point, 3003 North Thanksgiving Way, Lehi, Utah 84043 on Monday, May 7, 2001 at 9:00 a.m. local time, and any adjournments thereof, for the purposes indicated in the notice of annual meeting of stockholders.

      THE ACCOMPANYING PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS. This proxy statement and the accompanying form of proxy are being mailed to our stockholders on or about April 6, 2001. Any stockholder giving a proxy has the power to revoke it prospectively by giving written notice to eRoomSystem Technologies, addressed to Gregory L. Hrncir, Secretary, at our principal address before the annual meeting, by delivering to us a duly executed proxy bearing a later date, by notifying us at the annual meeting prior to the commencement of the annual meeting, or by voting in person by ballot at the annual meeting after notifying the inspector of election of the stockholder's intention to do so prior to the commencement of the annual meeting. The shares represented by the enclosed proxy will be voted if the proxy is properly executed and received by us prior to the commencement of the annual meeting, or any adjournment thereof.

      None of the proposals to be voted on at the annual meeting creates a right of appraisal under Nevada law. A vote "FOR" or "AGAINST" any of the proposals set forth herein will only affect the outcome of the proposal.

      The expenses of making the solicitation will consist of the costs of preparing, printing, and mailing the proxies and proxy statements and the charges and expenses of brokerage houses, custodians, nominees or fiduciaries for forwarding such documents to security owners. These are the only contemplated expenses of solicitation, and they will be paid by us.

                                VOTING SECURITIES

      The close of business on April 4, 2001 has been fixed by our board as the record date for determination of stockholders entitled to vote at the annual meeting. The securities entitled to vote at the annual meeting consist of shares of common stock, par value $0.001, of eRoomSystem Technologies, with each share entitling its owner to one vote. Common stock is presently our only class of voting securities that is outstanding. The number of outstanding shares of common stock at the close of business on March 29, 2001 was 7,066,019. The number of shares outstanding may change between such date and April 4, 2001 if any currently exercisable options to purchase our common stock are exercised, if we elect to repurchase and cancel any shares in open market or privately negotiated transactions, or if we otherwise authorize the issuance or repurchase of any shares. Our stockholders do not possess the right to cumulate their votes for the election of directors.

                        SECURITY OWNERSHIP OF MANAGEMENT
                       AND CERTAIN OTHER BENEFICIAL OWNERS

      The following table is a list of the beneficial ownership of common stock as of March 29, 2001 of (i) all persons who beneficially owned more than 5% of our outstanding common stock, (ii) all directors, (iii) all executive officers named in the Summary Compensation Table (see page 10) and
(iv) all directors and executive officers as a group, according to record-ownership listings as of that date, according to the Securities and Exchange Commission Forms 3, 4 and 5 and Schedules 13D and 13G, of which we have received copies, and according to verification as of March 29, 2001, which we have solicited and received from each director and executive officer. The beneficial ownership is calculated based on 7,066,019 shares of common stock outstanding as of March 29, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or the Commission, and generally includes voting or investment power with respect to securities and, accordingly, includes shares issuable upon exercise of options that are exercisable or become exercisable within 60 days of March 29, 2001.

      Unless otherwise indicated, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned and have the following address, c/o eRoomSystem Technologies, Inc., 3770 Howard Hughes Parkway, Suite 175, Las Vegas, Nevada 89109.

                NAME OF                  AMOUNT AND NATURE      PERCENT
               BENEFICIAL                  OF BENEFICIAL          OF
                 OWNER                      OWNERSHIP            CLASS
                 -----                      ---------            -----
   David S. Harkness                           961,333(1)          12.9%

   Dr. Alan C. Ashton                          711,333(2)           9.9%
   6405 South 3000 East, Suite 201
   Salt Lake City, Utah  84121

   Derek K. Ellis                              170,220(3)           2.4%

   S. Leslie Flegel                            130,490(4)           1.8%

   Gregory L. Hrncir                           124,135(5)           1.7%

   Lawrence S. Schroeder                        55,911(6)            *

   Stephen M. Nelson                            37,578(7)            *

   John J. Prehn                                20,000(8)            *

   Steven L. Sunyich                           841,662(9)          11.4%
   2506 Parkway Circle
   Santa Clara, Utah  84765

   Ash Capital, LLC                           711,333(10)           9.9%
   801 West 2150 North
   Provo, Utah  84604

   Wellington Management Group, LLP           475,000(11)           6.7%
   75 State Street
   Boston, Massachusetts  02109

   All executive officers and
   directors as a group (8 persons)           1,506,333            18.2%

- ------------------
*Beneficial ownership does not exceed 1% of our outstanding common stock.

   (1) Reflects beneficial ownership of options to purchase an aggregate of 250,000 shares of our common stock. The options held by Mr. Harkness are immediately exercisable. Of the 961,333 shares, 711,333 shares are attributable to Mr. Harkness solely as a result of his position of co-manager and 50% owner of Providence Management, LLC, or Providence, which has a 20% profits interest in, and is the manager of, Ash Capital, LLC, or Ash Capital, an investment entity controlled by Dr. Ashton. Mr. Harkness disclaims any beneficial ownership of the shares of our common stock beneficially owned by Ash Capital.

   (2) Ash Capital, controlled by Dr. Ashton, owns 566,020 shares of our common stock and options to purchase 145,313 shares of our common stock. All of the options held by Ash Capital are immediately exercisable.

   (3) Reflects beneficial ownership of 10,995 shares of our common stock and options to purchase an aggregate of 261,911 shares of our common stock, of which amount options to purchase 159,224 shares will be exercisable by May 28, 2001.

   (4) Reflects beneficial ownership of 15,490 shares of our common stock, options to purchase 112,500 shares of our common stock and a warrant to purchase 2,500 shares of our common stock. All of the options and warrants held by Mr. Flegel are immediately exercisable.

   (5) Reflects beneficial ownership of 1,875 shares of our common stock and options to purchase an aggregate of 224,947 shares of our common stock, of which amount options to purchase 122,260 shares will be exercisable by May 28, 2001.

   (6) Reflects beneficial ownership of options to purchase 58,598 shares of our common stock, of which amount options to purchase 55,911 shares are immediately exercisable.

   (7) Reflects beneficial ownership of options to purchase an aggregate of 93,598 shares of our common stock, of which amount options to purchase 37,578 shares will be exercisable by May 28, 2001.

   (8) Reflects beneficial ownership of 5,000 shares of our common stock and options to purchase 15,000 shares of our common stock. The options held by Mr. Prehn are immediately exercisable. RSG Investments, LLC, or RSG Investments an entity in which Mr. Prehn is a member, owns 178,569 shares of our common stock. Since Mr. Prehn's ownership of RSG Investments is 24% and Mr. Prehn otherwise doesn't have any voting or investment power in the shares of our common stock beneficially owned by RSG Investments, such shares have not been attributed to Mr. Prehn.

   (9) Reflects beneficial ownership of 210,639 shares of our common stock (of which he shares voting and dispositive power with his spouse with respect to 3,750 shares), 270,564 shares of our common stock held by trusts for which Mr. Sunyich acts as trustee and his family members are beneficiaries, and options to purchase an aggregate of 360,459 shares of our common stock, all of which are immediately exercisable.

  (10) As provided in footnote 8 above, Ash Capital, controlled by Dr. Ashton, owns 566,020 shares of our common stock and options to purchase 145,313 shares of our common stock, which are immediately exercisable

  (11) Wellington Management Company, LLP reported on Schedule 13G dated February 13, 2001, that in its capacity as investment advisor it possessed shared voting and dispositive power with respect to 475,000 shares and that its clients are the owners of record of such shares.

                              ELECTION OF DIRECTORS
                                 PROPOSAL NO. 1

      Our board presently consists of five persons, each of whom are to serve in that capacity for a one-year term or until a successor has been elected and qualified, subject to earlier resignation, removal or death. The number of directors comprising our board may be increased or decreased by resolution adopted by the affirmative vote of a majority of the board. Our bylaws authorize no less than two and no more than nine directors. At the present time, five persons are being nominated to serve on our board.

      If the enclosed proxy is duly executed and received in time for our annual meeting and if no contrary specification is made as provided therein, the proxy will be voted in favor of the nominees, David S. Harkness, Lawrence
S. Schroeder, Dr. Alan C. Ashton, S. Leslie Flegel and John J. Prehn for terms of office expiring in 2002. Upon the election of Mr. Harkness to our board, we anticipate that he will be appointed by the board to serve as its chairman. All of the nominees have consented to serve if elected and the board presently has no knowledge or reason to believe that any of the nominees will be unable to serve. If any such nominee shall decline or be unable to serve, the proxy will be voted for such person as shall be designated by our board to replace any such nominee. Any additional vacancies on our board which occur during the year will be filled, if at all, by our board through an appointment of an individual to serve only until the next annual meeting.

      OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF MESSRS. HARKNESS, SCHROEDER, ASHTON, FLEGEL AND PREHN AS DIRECTORS TO THE BOARD.

                  INFORMATION CONCERNING OUR BOARD OF DIRECTORS
                             AND EXECUTIVE OFFICERS

      The following information is furnished with respect to each member of our board and our executive officers who are not directors. There are no family relationships between or among any of our directors or executive officers. Each of our executive officers is a full-time employee of eRoomSystem Technologies and serves at the discretion of our board. Our non-employee directors devote such time to the affairs of eRoomSystem Technologies as is necessary and appropriate.

DIRECTORS AND EXECUTIVE OFFICERS

        NAME            AGE                          POSITION
        ----            ---                          --------
David S. Harkness       35   Chief Executive Officer and Chairman of the Board
Stephen M. Nelson       52   President and Chief Operating Officer
Derek K. Ellis          32   Chief Financial Officer and Treasurer
Gregory L. Hrncir       34   General Counsel, Vice President of Business
                             Development and Secretary
Lawrence S. Schroeder   53   Director
Dr. Alan C. Ashton      58   Director
S. Leslie Flegel        61   Director
John J. Prehn           40   Director

      Set forth below are descriptions of the backgrounds of our executive officers and directors:

      DAVID S. HARKNESS has served as our chief executive officer since December 2000, and as our chairman of the board since March 2001. From December 2000 to March 2001, Mr. Harkness served as our vice chairman of the board. Since April 1999, Mr. Harkness has served as co-manager of Providence, which is manager of Ash Capital, an investment company controlled by Dr. Alan
C. Ashton. From November 1997 to April 1999, Mr. Harkness served as executive vice president and chief financial officer of Bookcraft, Inc. From March 1996 to November 1997, Mr. Harkness served as vice president and director of marketing for Fonix Corporation. Mr. Harkness received his Bachelor of Science in Business Management and International Finance from Brigham Young University.

      STEPHEN M. NELSON has served as president of eRoomSystem Technologies and RoomSystems, Inc. since August 2000 and Chief Operating Officer of eRoomSystem Technologies and RoomSystems, Inc. since March 2000. In addition, Mr. Nelson served as our interim chief executive officer from November 2000 to December 2000. Prior to joining us, Mr. Nelson spent nine years with TELS Corporation where he served as its president and chief operating officer from 1996 to 1999, its executive vice president from 1994 to 1996, and its chief financial officer from 1990 to 1994. Mr. Nelson also served as a member of its board of directors from 1991 to 2000. Mr. Nelson received his Bachelor of Science in Accounting from the University of Utah in 1974. Mr. Nelson is a certified public accountant and a member of the AICPA, UACPA, Institute of Management Accountants and American Management Association.

      DEREK K. ELLIS has served as our chief financial officer and treasurer since August 1999. From December 2000 to March 2001, Mr. Ellis served as our secretary. Mr. Ellis also serves as chief financial officer, treasurer and secretary of RoomSystems, Inc. as chief financial officer, treasurer, secretary and as a director of RSi BRE, Inc., and chief financial officer, treasurer and as a director of eRoomSystem SPE, Inc. From 1995 to 1997, Mr. Ellis served as the director of finance for IVY International Communications, Inc., Provo, Utah, formerly a division of Novell/Word Perfect. Mr. Ellis received his Bachelor of Science in Finance from the University of Utah.

      GREGORY L. HRNCIR has served as our general counsel since September 1999, and as our secretary since March 2001. Mr. Hrncir previously served as our secretary from September 1999 to November 2000. Mr. Hrncir also serves as general counsel and secretary of RoomSystems, Inc. and RSi BRE, Inc. and as secretary of eRoomSystem SPE, Inc. In 1999, Mr. Hrncir served as general counsel for PayStation America, Inc. and in private practice from 1994 to 1998, specializing in corporate and securities matters, and represented us from 1996 to 1998. Mr. Hrncir received his Bachelor of Science from Arizona State University and his Juris Doctor from Whittier College School of Law. Mr. Hrncir is a member of the Arizona and California State bars.

      LAWRENCE S. SCHROEDER has served as one of our directors since August 1999. Mr. Schroeder has also been engaged as an independent sales consultant since January 2001. Mr. Schroeder has served as a director of RoomSystems, Inc. from 1998 to March 2001. Since 1992, Mr. Schroeder has been a private consultant to the hospitality, sports and other related industries. Mr. Schroeder is also a director of River Valley Productions, Kansas City, Missouri, and a director of Responsive Marketing & Communications, Chicago, Illinois. Mr. Schroeder received his Bachelor of Science in Business Administration from Huron College.

      DR. ALAN C. ASHTON has served as one of our directors since August 2000. Dr. Ashton is the co-founder of WordPerfect Corporation, Orem, Utah. Dr. Ashton received a Bachelor's Degree in Mathematics and a Ph.D. in Computer Science from the University of Utah. Dr. Ashton is a current professor of Computer Science at the University of Utah and a former professor at Brigham Young University. Dr. Ashton has served on the boards of Novell, Inc., Geneva Steel and Utah Valley State College.

      S. LESLIE FLEGEL has served as one of our directors since August 2000. Mr. Flegel has been the chairman of board and chief executive officer of The Source Information Management Company, St. Louis, Missouri, since its inception in March 1995. For more than 14 years, Mr. Flegel was the principal owner and chief executive officer of Display Information Systems Company, a predecessor of The Source. Mr. Flegel received his Bachelor of Arts from the University of Missouri at Columbia.

      JOHN J. PREHN has served as one of our directors since August 2000. Mr. Prehn is also a member of RSG Investments. From March 1997 to August 2000, Mr. Prehn co-founded and managed Commercial Lending Corporation, the company he sold to AMRESCO, Inc. From 1989 to 1996, Mr. Prehn co-founded Peteco, Inc., a company that purchased, packaged and sold securitized assets. Mr. Prehn received his Bachelor of Science in Business Administration from the University of California at Berkeley.

COMMITTEES OF THE BOARD OF DIRECTORS

      Our board has authorized two standing committees, an audit committee and a compensation committee.

      AUDIT COMMITTEE. The audit committee, which was formed on August 18, 2000, is comprised of Messrs. Prehn, Ashton and Flegel. The chairman of the audit committee is Mr. Prehn. The audit committee met two times during the fiscal year ended December 31, 2000. The audit committee has the responsibility to:

     o recommend the firm that will serve as our independent public accountants;
     o review the scope and results of the audit and services provided by the independent public accountants;
     o meet with our financial staff to review accounting procedures and policies and internal controls; and
     o     perform the other responsibilities set forth in its written charter.

      A copy of the audit committee's charter is attached as Appendix A to this proxy statement. The audit committee is comprised exclusively of directors who are not our salaried employees and a majority of whom are, in the opinion of our board, free from any relationship which would interfere with the exercise of independent judgment as a committee member.

      COMPENSATION COMMITTEE. The compensation committee, which was formed on August 18, 2000, is comprised of Messrs. Schroeder, Ashton and Prehn. The chairman of the compensation committee is Mr. Schroeder. The compensation committee met two times during the fiscal year ended December 31, 2000. In general, the compensation committee's authority and oversight extends to total compensation, including base salaries, bonuses, stock options, and other forms of compensation. More specifically, the compensation committee has the responsibility to:

     o    recommend executive compensation policy to our board;
     o    determine compensation of our senior executives;
     o    determine the performance criteria and bonuses to be granted; and
     o    administer and approve stock option grants.

      In recommending executive compensation, the compensation committee has the responsibility to ensure that the compensation program for executives of eRoomSystem Technologies is effective in attracting and retaining key officers, links pay to business strategy and performance, and is administered in a fair and equitable fashion in the stockholder's interest.

BOARD OF DIRECTORS MEETINGS

      Our board generally meets bi-monthly, and during the fiscal year ended December 31, 2000, our board held 12 meetings. All of the incumbent directors attended at least 75% of the total number of meetings of the board held during the period for which they have been a director, and the total number of the meetings held by all committees of our board on which they served.

DIRECTOR COMPENSATION

      Our non-employee directors receive an attendance fee of $500 per board or committee meeting attended. In addition, non-employee directors receive additional stock options to purchase 5,000 shares of our common stock at each annual meeting conducted after 2000. Directors who are our employees do not receive compensation for their services as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The compensation of executive officers will be established by our board pursuant to recommendations from the compensation committee. Prior to the formation of the compensation committee, the compensation of executive officers was established by Steven L. Sunyich, our former chairman of the board. No member of our compensation committee will serve as a member of a board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board or compensation committee. However, David S. Harkness, our chief executive officer and chairman of the board, is a co-manager and fifty percent owner of Providence, the entity that serves as the manager of Ash Capital, and Dr. Alan C. Ashton, a director and member of our audit and compensation committee, is the controlling member of Ash Capital.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE PREVIOUS FILINGS OF EROOMSYSTEM TECHNOLOGIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION, THE STOCK PERFORMANCE CHART ON PAGE 13 AND THE AUDIT COMMITTEE REPORT ON PAGE 14 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

      The compensation committee, composed entirely of directors who have never served as executive officers of eRoomSystem Technologies, Inc., determines and administers the compensation of the executive officers of eRoomSystem Technologies, Inc.

      Although no compensation policy has been formalized, the compensation committee generally recommends that eRoomSystem Technologies, Inc. compensate its executive officers at a level that will attract and retain individuals who are responsible for the management, development and success of eRoomSystem Technologies, Inc. The compensation committee believes that executive compensation should be designed to reward individuals for their services to eRoomSystem Technologies, Inc. and encourage them to stay with the company.

      Although the compensation committee believes that the overall financial performance of eRoomSystem Technologies, Inc. is an important factor in the total compensation of its executive officers, no specific quantitative factors are applied in making compensation recommendations. The compensation committee also recognizes qualitative factors such as the successful supervision of the operations of eRoomSystem Technologies, Inc., the creation and maintenance of relationships with key customers and the development of corporate projects and new products.

      The compensation committee also evaluates the total compensation of the executive officers of eRoomSystem Technologies, Inc. in light of the compensation practices and relative corporate financial performance of other companies in similar industries. The compensation committee's goal is for eRoomSystem Technologies, Inc. to set base salaries for the chief executive officer and other executive officers at appropriate levels which reflect the duties and scope of responsibilities of each officer's position. The chief executive officer and other executive officers are also eligible to receive incentive compensation in the form of stock options under the 2000 Stock Option and Incentive Plan.

      David S. Harkness, our chief executive officer, receives a base salary of $150,000 per annum, a car allowance in the amount of $500 per month, and health, life and disability insurance benefits.

                                    Compensation Committee

                                    Lawrence S. Schroeder
                                    Dr. Alan C. Ashton
                                    John J. Prehn

                                    March 30, 2001

SUMMARY COMPENSATION TABLE

      The following table sets forth summary information concerning the total remuneration paid or accrued by eRoomSystem Technologies, to or on behalf of our chief executive officers, current and former, and our executive officers whose total annual salary exceeded $100,000 during the fiscal years ended December 31, 2000, 1999 and 1998. In accordance with the rules of the Commission, the compensation described in this table does not include perquisites and other personal benefits received by the executive officers named in the table below which does not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the executive officers.


                                   ANNUAL COMPENSATION       LONG-TERM COMPENSATION
                               ----------------------------  ----------------------
                                                                   SECURITIES
                                                                   UNDERLYING
 NAME AND PRINCIPAL POSITION     YEAR    SALARY     BONUS         OPTIONS/SARS
- ------------------------------ ------- ---------- ---------  --------------------
David S. Harkness,              2000   $   4,932  $      0          250,000
  Chairman and Chief            1999   $       0  $      0                0
   Executive Officer            1998   $       0  $      0                0

Stephen M. Nelson,              2000   $  89,773  $ 25,000           53,598
  President, Chief Operating    1999   $       0  $      0                0
   Officer and former interim   1998   $       0  $      0                0
    Chief Executive Officer

Steven L. Sunyich,              2000   $ 167,726  $      0          353,109
  Former Chief Executive        1999   $ 158,152  $  4,326                0
   Officer                      1998   $  74,308  $      0                0

Derek K. Ellis,                 2000   $ 119,021  $      0          157,427
  Chief Financial Officer and   1999   $  99,313  $  2,679                0
   Treasurer                    1998   $  77,000  $      0                0

Gregory L. Hrncir,              2000   $ 103,959  $      0          121,578
  General Counsel and           1999   $  28,184  $  2,679                0
  Secretary                     1998   $       0  $      0                0

      During fiscal 2000, Steven L. Sunyich served as the chief executive officer until November 2000, Stephen M. Nelson served as the interim chief executive officer from November 2000 to December 2000 and David S. Harkness has served as the chief executive officer since December 2000. In addition to the compensation disclosed above, Mr. Sunyich received $4,000 in 1998 pursuant to a consulting agreement.

2000 STOCK OPTION AND INCENTIVE PLAN

      The 2000 Stock Option and Incentive Plan, or the 2000 Plan, was adopted by our board on February 3, 2000, approved by our stockholders on March 29, 2000 and amended and restated by the board on June 6, 2000. The 2000 Plan became effective on February 3, 2000. The 2000 Plan provides us with the vehicle to grant to employees, officers, directors and consultants stock options and bonuses in the form of stock and options. Under the 2000 Plan, we can grant awards for the purchase of up to two million shares of common stock in the aggregate, including "incentive stock options" within the meaning of
Section 422 of the United States Internal Revenue Code of 1986 and non-qualified stock options. To date, we have issued options to purchase 1,991,488 shares of our common stock under the 2000 Plan. The compensation committee has authority to determine the persons to whom awards will be granted, the nature of the awards, the number of shares to be covered by each grant, the terms of the grant and with respect to options, whether the options granted are intended to be incentive stock options, the duration and rate of exercise of each option, the option price per share, the manner of exercise and the time, manner and form of payment upon exercise of an option.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth information regarding grants of stock options during the fiscal year ended December 31, 2000 made to our executive officers. The percentages below are based upon the grant of stock options during the fiscal year ended December 31, 2000 to purchase 1,669,145 shares of our common stock.

                                INDIVIDUAL GRANTS
- -----------------------------------------------------------------------------------

                                     PERCENT OF
                      NUMBER OF        TOTAL
                     SECURITIES     OPTIONS/SARS
                     UNDERLYING      GRANTED TO      EXERCISE OR
                    OPTIONS/SARS    EMPLOYEES IN     BASE PRICE
      NAME             GRANTED       FISCAL YEAR     ($/SHARE)      EXPIRATION DATE
- ------------------  --------------  --------------  -------------  ----------------
David S. Harkness      250,000                          1.51       December 20, 2003
                    --------------
                       250,000           14.97%

Stephen M. Nelson        5,569                          4.00       August 2, 2003
                           696                          4.67       August 2, 2002
                        25,000                          6.00       August 2, 2003
                        18,879                          8.80       August 2, 2003
                         3,454                          9.60       August 2, 2003
                    --------------
                        53,598            3.21%

Steven L. Sunyich      169,879                          4.00       August 2, 2003
                         1,392                          4.67       August 2, 2002
                        63,315                          8.80       August 2, 2003
                       118,523                          9.60       August 2, 2003
                    --------------
                       353,109           21.16%

Derek K. Ellis          75,569                          4.00       August 2, 2003
                        35,004                          8.80       August 2, 2003
                        46,854                          9.60       August 2, 2003
                    --------------
                       157,427            9.43%

Gregory L. Hrncir       58,069                          4.00       August 2, 2003
                        27,504                          8.80       August 2, 2003
                        36,005                          9.60       August 2, 2003
                    --------------
                       121,578            7.28%

      In addition to the stock options granted in the fiscal year ended December 31, 2000, we granted additional stock options to purchase 40,000 shares, 100,000 shares and 100,000 shares to Messrs. Nelson, Ellis and Hrncir, respectively, in January 2001. These stock options vest 50% on June 30, 2001 and 50% on December 31, 2001, have a three-year term and are exercisable at a price of $1.91 per underlying share.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
      OPTION/SAR VALUES

      In the fiscal year ended December 31, 2000, none of our named executive officers exercised any stock options. The following table sets forth information related to the fiscal year-end value of unexercised stock options held by our named executive officers. As the closing price of our common stock on March 27, 2001 was $0.89. We have not issued any stock appreciation rights.

                                                              VALUE OF
                         NUMBER OF SECURITIES                UNEXERCISED
                        UNDERLYING UNEXERCISED               IN-THE-MONEY
                        OPTIONS/SARS AT FISCAL             OPTIONS/SARS AT
                               YEAR-END                    FISCAL YEAR-END
      NAME           EXERCISABLE    UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
- ------------------  --------------------------------  ---------------------------
David S. Harkness      250,000               0              N/A         N/A
Stephen M. Nelson       26,666          26,932              N/A         N/A
Steven L. Sunyich      360,459               0              N/A         N/A
Derek K. Ellis         156,537           5,374              N/A         N/A
Gregory L. Hrncir      119,573           5,374              N/A         N/A

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

      As of December 20, 2000, we had entered into an executive employment agreement with David S. Harkness that will expire on December 31, 2001. As compensation, Mr. Harkness will be paid an annual base salary of $150,000, payable in twenty-six equal installments and will be eligible for a performance bonus to be determined by the compensation committee, together with other benefits customarily granted to our executive officers. Mr. Harkness also received stock options under the 2000 Plan to purchase 250,000 shares of our common stock at $1.51 per share. The agreement provides that Mr. Harkness shall hold in strict confidence and shall not disclose any of our non-public information during and for a period of three years following the termination of the agreement. In addition, Mr. Harkness has agreed that he will not, directly or indirectly, be an owner, partner, director, manager, officer or executive, or otherwise render services to or be associated with any business or activity that competes with us during the term of employment and for a three-year period following the termination of such employment.

      We may terminate the executive employment agreement with Mr. Harkness for cause, death or disability. Cause is defined as a breach of the executive employment agreement or of any other duty or obligation owed to us, a failure to follow a directive of our board, an act of fraud, misappropriation, dishonesty or embezzlement, or any willful or negligent misconduct, criminal conviction or similar conduct or activity. Upon termination for cause, death or disability, we owe no further obligation to Mr. Harkness with the exception of vested stock options and the payment of earned but unpaid salary, life insurance or disability benefits provided to Mr. Harkness. If we terminate the agreement for any other reason, we are obligated to provide Mr. Harkness with advance written notice of thirty days and pay a severance payment equal to three months of his then existing base salary.

      On July 12, 2000, we entered into an executive employment agreement with Stephen M. Nelson and an amended and restated executive employment agreement with Derek K. Ellis. The terms of the executive employment agreements for Messrs. Nelson and Ellis expire on June 30, 2002 and December 31, 2001, respectively, and provide for base salaries of $125,000 and $132,500, respectively. Subsequently, on January 29, 2001, Messrs. Nelson and Ellis agreed to rescind their respective agreements in their entirety, effective retroactively to July 12, 2000, and enter into new executive employment agreements. The new agreements provide for the same base salary and benefits, include the extension of the term of their employment to December 31, 2002 and adopt the termination language contained in the executive employment agreement with Mr. Harkness. Through the rescission of their old agreements, we eliminated a provision of their agreements which obligated us to pay the aggregate exercise price on the stock options exercised by either Mr. Nelson or Mr. Ellis, and any applicable state and federal personal income tax incurred as a result of such payment on behalf of either Mr. Nelson or Mr. Ellis, to the extent that either Mr. Nelson or Mr. Ellis is employed upon the conclusion of his employment agreement. In exchange for the rescission of their old agreements and the revised terms and conditions of the new agreements, Messrs. Nelson and Ellis each received a one-time cash bonus.

      On November 30, 2000, we entered into a severance agreement with Gregory
L. Hrncir that mutually terminated the employment agreement with Mr. Hrncir and provided a severance payment in the amount of $67,795 payable to Mr. Hrncir in thirteen equal bi-weekly installments and other benefits. All of the terms of such employment agreement became null and void. On the same day, we entered into a consulting agreement with Mr. Hrncir on a month-to-month basis whereby Mr. Hrncir would remain as our general counsel and assist us with our legal matters. On January 29, 2001, we entered into a new executive employment agreement with Mr. Hrncir whereby he returned as a full-time employee acting in the capacity of our general counsel and vice president of business development. The new agreement provides for a base salary of $130,000, has terms and conditions essentially identical to those contained in the agreement with Mr. Harkness and expires on December 31, 2002. The consulting agreement with Mr. Hrncir was terminated effective January 28, 2001. In addition, on January 29, 2001, we entered into an amended and restated severance agreement with Mr. Hrncir which provided for the payment of the balance owed on the severance agreement to Mr. Hrncir and the rescission of his prior executive employment agreement as of July 12, 2000.

      On January 24, 2001, we terminated for cause the second amended and restated executive employment agreement of Steven L. Sunyich and his employment with us. The employment agreement was entered into on July 12, 2000 and is essentially identical to the executive employment agreements that we had entered into with Messrs. Nelson, Ellis and Hrncir as of the same date. We have reserved up to $185,000 in the event it is required to make any payments under the terms and conditions of Mr. Sunyich's executive employment agreement. Subsequently, Mr. Sunyich resigned as chairman of our board, which resignation was accepted by our board on March 6, 2001.

      On March 1, 2000, we entered into an executive employment agreement with Ronald Johnson. The terms of the executive employment agreement provided for a base salary of $105,000. Subsequently, on July 19, 2000, we entered into a separation agreement with Mr. Johnson, the former executive vice president of sales and marketing that mutually terminated the employment agreement with Mr. Johnson and provided for a continuation of his annualized base salary and benefits through September 30, 2000. We had issued options to purchase 91,564 shares of common stock at various exercise prices, which eRoomSystem Technologies and Mr. Johnson agreed that he was permitted to assign to parties designated by him.

REPORT ON REPRICING OF OPTIONS/SARS

      During the fiscal year ended December 31, 2000, we did not adjust or amend the exercise price of any of our outstanding stock options awarded to any of our named executive officers with the exception of adjustments to all of our outstanding stock options due to a three-for-four reverse stock split in our common stock on March 29, 2000. As a result of this reverse stock split, the exercise prices for all outstanding stock options was appropriately increased as the number of shares of our common stock underlying the stock options were decreased.

STOCK PERFORMANCE CHART

      In August 2000, we conducted an initial public offering of our common stock. Prior to this offering, we were privately held. In order to provide a representative comparison of our stock performance, the following chart compares the cumulative stockholder return on our common stock since August 3, 2000, the date our common stock began publicly trading, with the cumulative return on the Nasdaq Index and the Standard & Poor's SmallCap 600 Index. The performance chart sets forth the return on $100 invested in our common stock and the two stock indices from August 3, 2000 to December 31, 2000. The total return assumes the reinvestment of dividends.

                       AUGUST 3,      AUGUST 31,    SEPTEMBER 30,   OCTOBER 31,   NOVEMBER 30,   DECEMBER 31,
                         2000           2000            2000           2000           2000           2000
- -------------------------------------------------------------------------------------------------------------
EROOMSYSTEM               100            91.35         71.15           63.46           39.42         42.31
TECHNOLOGIES, INC.
- -------------------------------------------------------------------------------------------------------------
S&P SMALLCAP 600          100           108.80        105.84          106.50           95.41        107.17
INDEX
- -------------------------------------------------------------------------------------------------------------
NASDAQ US INDEX           100           111.96         87.00           91.76           77.10         94.64
- -------------------------------------------------------------------------------------------------------------

                             AUDIT COMMITTEE REPORT

To the board of directors of eRoomSystem Technologies, Inc.:

      We have reviewed and discussed with management the audited financial statements of eRoomSystem Technologies, Inc. as of and for the year ended December 31, 2000.

      We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

      Based on the reviews and discussions referred to above, we recommend to the board of directors that the financial statements referred to above be included in the Annual Report on Form 10-KSB for eRoomSystem Technologies, Inc. for the year ended December 31, 2000.

                                        Audit Committee

                                        John J. Prehn
                                        Dr. Alan C. Ashton
                                        S. Leslie Flegel

                                        March 30, 2001



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS INVOLVING ASH CAPITAL

      On August 17, 1999, we entered into an agreement of understanding with Ash Capital in connection with the purchase by Ash Capital of 333,334 shares of our Series B convertible preferred stock at a price of $3.00 per share. In addition, this agreement provided Ash Capital with representation on our board and options to purchase 70,313 shares of our common stock at $4.80 per share and 56,250 shares of our common stock at $8.80 per share. The agreement of understanding was later amended by an agreement which increased the amount of our shares of Series B convertible preferred stock to be purchased as follows: Ash Capital - 333,334 shares; C&W/RSI Partners - 133,334 shares; SKM Investments, LLC - 133,334 shares; and Thunder Mountain Properties LC - 83,334 shares. Pursuant to this amendment and until the closing of our initial public offering, we agreed to deliver monthly and annual financial statements, make adjustments for business combinations and capital-related transactions, and issue additional shares of our preferred stock to the extent that we sell shares of our common stock, or its equivalents, for less than $3.00 per share. In addition, the shares of Series B convertible preferred stock purchased by these investors possessed the same rights as other shares of our Series B convertible preferred stock. Upon the consummation of our initial public offering on August 9, 2000, Mr. Ashton became a member of our board and all shares of our Series B convertible preferred stock were converted into shares of common stock upon the closing of our initial public offering.

      In addition to the agreement of understanding, we entered into a stockholders' agreement and proxy dated August 17, 1999 with Ash Capital in which rights were granted to Ash Capital. As a result, Ash Capital possesses the right to vote a nominee onto our board, the right of first refusal with respect to the proposed sale of shares of our capital stock by our executive officers and their respective affiliates and the right to participate in the proposed sale of shares of our capital stock in an amount equal to one quarter of the number of shares proposed to be sold. In the event that there is a transfer by our executive officers and their respective affiliates that violated this agreement, Ash Capital possessed the right to sell to our executive officers and their respective affiliates the number of shares of capital stock Ash Capital would have been able to sell pursuant to its participation rights. In addition, with the exception of transfers for estate planning purposes, our executive officers and their respective affiliates agreed to transfer no more than 10,000 shares of our capital stock per year. Although the agreement was to terminate upon the earlier of the tenth anniversary of the agreement or upon the consummation of a firmly underwritten public offering with gross proceeds of at least $12 million, Ash Capital provided a waiver of the $12 million requirement and permitted the termination of the agreement upon the consummation of our initial public offering that generated gross proceeds of $11.7 million.

      On February 15, 2000, we received a $500,000 loan from Ash Capital. Dr. Alan C. Ashton is a member of our board and controls Ash Capital. This loan was evidenced by a promissory note bearing simple interest at the rate of 10% per annum, payable on August 15, 2000 and secured by our assets. Ash Capital was issued a warrant to purchase 18,750 shares of our common stock exercisable at $4.80 per share through August 9, 2002. The primary purpose of this loan was to fund approximately 900 refreshment centers to be installed in several hotel properties in the United States. In August 2000, the promissory note was satisfied and paid in full.

      In relation to the management of Ash Capital, Providence has served as the manager of Ash Capital since its inception in April 1999. David S. Harkness, our chief executive officer and chairman, is the co-manager of Providence and owns fifty percent of Providence. Providence handles all of the business affairs of Ash Capital in return for a quarterly management fee of up to $37,500. In addition, once Ash Capital recoups its original principal investment in a venture, along with a ten percent annual return, Mr. Harkness is entitled to receive up to 10% of any remaining amount realized by Ash Capital.

      We have entered into two consulting agreements with Providence, one agreement on August 24, 1999 for marketing and business development services in exchange for $51,875 and a warrant to purchase 14,961 shares of our common stock, exercisable at $4.80 per share, and another agreement on October 31, 2000 for strategic tax planning and marketing services in exchange for $60,000. Although Mr. Harkness will continue to be compensated by Providence in exchange for a limited amount of assistance on Ash Capital matters unrelated to us, Mr. Harkness shall no longer receive any of the warrants or any portion of the payments made by us pursuant to the consulting agreements with Providence.

TRANSACTIONS INVOLVING RSG INVESTMENTS

      On July 17, 1998, we entered into an agreement with RSG Investments through which RSG Investments loaned us $1.5 million. RSG Investments is a privately-held company in which John J. Prehn, one of our directors, is a member. Mr. Prehn previously served as the managing director of AMRESCO. At the time of these agreements, neither RSG Investments nor AMRESCO were affiliated with us.

      The purpose of the $1.5 million loan was to fund the production of approximately 2,270 refreshment centers. As an inducement, we issued to the principals of RSG Investments warrants to purchase 46,875 shares of common stock and agreed to pay interest at the rate of 15% per annum. Our obligation was secured by refreshment centers, our other assets and by shares of our common stock held by our officers, directors and consultants. Under this agreement, we were to "repurchase" the refreshment centers within 75 days, or by September 30, 1998. Upon a failure to "repurchase" the refreshment centers by such date, warrants to purchase 9,375 shares of our common stock would accrue every 30 days through January 30, 1999. We failed to "repurchase" the refreshment centers by

September 30, 1998 and remained in default through January 30, 1999, although we obtained several extensions from RSG Investments. As our obligation remained unsatisfied, we entered into a settlement with RSG Investments in the form of an equipment transfer agreement dated September 28, 1999.

      Pursuant to the equipment transfer agreement, we formed a bankruptcy-remote entity, RSi BRE, Inc., placed a representative of RSG Investments on the board of directors of RSi BRE, Inc., transferred ownership of 2,270 refreshment centers to RSi BRE, Inc., and granted RSG Investments the right to receive $0.57 per refreshment center per day of the revenue realized from 2,050 of the refreshment centers. As part of the settlement, the RSi BRE, Inc. board of directors was to consist of three individuals, a representative of eRoomSystem Technologies, a representative of RSG Investments and a third independent director. In addition, we paid $250,000 to RSG Investments, converted $500,000 of our obligation to RSG Investments into 166,667 shares of our Series B convertible preferred stock and executed a promissory note in the principal amount of $750,000 bearing an interest rate of 10% per annum. Pursuant to this settlement, RSG Investments terminated the security interest granted under the original obligation and received a security interest in all of the assets of RSi BRE, Inc. In addition, the principals of RSG Investments surrendered all warrants to purchase shares of our common stock that we had previously issued to them.

      Pursuant to the terms of this promissory note, we transferred 829 additional refreshment centers to RSi BRE, Inc. We were obligated to satisfy this promissory note in full on May 1, 2000, which was extended to August 15, 2000. On August 15, 2000, the promissory note was satisfied and paid in full. As a result, 829 units were transferred from RSi BRE, Inc. to us and the remaining obligations owed to RSG Investments were assumed by RSi BRE, Inc.

OTHER TRANSACTIONS WITH RELATED PARTIES

      In October 1996, in consideration for the sale of patents to eRoomSystem Technologies, we agreed to pay $125,000 and issue 65,625 shares of common stock to Steven L. Sunyich, our former chairman and chief executive officer. In fiscal year 1999, Mr. Sunyich converted the remaining principal balance of $70,750 into 23,583 shares of our Series B convertible preferred stock.

      In 1997, Kelley Family Trust and Toleman Family Trust, both of which are controlled by Mr. Sunyich, purchased 84,375 and 118,125 shares of our common stock, respectively, at a price of $4.67 per share, evidenced by demand promissory notes bearing simple interest at the rate of 7% per annum. On October 1, 1999, our board called the demand promissory notes of Kelley Family Trust and Toleman Family Trust. The demand promissory notes were defaulted upon and the shares of our common stock were returned to us and retired.

      In 1997, Derek K. Ellis, our chief financial officer and treasurer, purchased 120,375 shares of our common stock at a price of $4.67 per share, evidenced by a demand promissory note bearing simple interest at the rate of 7% per annum. On October 1, 1999, our board called the demand promissory note of Mr. Ellis. The demand promissory note was defaulted upon and the shares of common stock were returned to us and retired.

      In 1997, Gregory L. Hrncir, our secretary and general counsel, purchased 50,625 shares of our common stock at a price of $4.67 per share, evidenced by a demand promissory note bearing simple interest at the rate of 7% per annum. On October 1, 1999, our board called the demand promissory note of Mr. Hrncir. The demand promissory note was defaulted upon and the shares of common stock were returned to us and retired.

      In 1998, Mr. Ellis loaned $10,545 to us evidenced by a promissory note. On September 1, 1999, we entered into an agreement with Mr. Ellis whereby we agreed to convert the outstanding indebtedness due on this promissory note into shares of our Series B convertible preferred stock. As a result, we issued 3,742 shares of our Series B convertible preferred stock and 2,989 shares of our common stock to Mr. Ellis. These shares of our Series B convertible preferred stock were converted into shares of our common stock upon the closing of our initial public offering.

      Mr. Sunyich loaned the sum of $205,209 to us, as evidenced by a promissory note dated January 1, 1999. In addition, William R. Shupe, a former executive officer and former consultant, loaned the sum of $83,411 to us, as evidenced by a promissory note dated January 1, 1999. On September 1, 1999, we entered into agreements whereby we agreed to convert the outstanding indebtedness due on these promissory notes. As a result, we issued 72,434 shares of our Series B convertible preferred stock and 51,983 shares of our common stock to Mr. Sunyich and 29,808 shares of our Series B convertible preferred stock and 25,377 shares of our common stock to Mr. Shupe. These shares of our Series B convertible preferred stock were converted into shares of our common stock upon the closing of our initial public offering.

      The funds loaned by Mr. Sunyich and Mr. Shupe were originally loaned to them by Riggs Family Partnership, an entity owned and controlled by Mr. Shupe. Upon inquiry, we were advised that the loans by Riggs Family Partnership had been obtained from the proceeds of what may have been an unregistered offering of our common stock by Riggs Family Partnership and Mr. Shupe. Through its offering, Riggs Family Partnership sold shares of common stock held by two of our stockholders. We have been advised that, from April 1998 through March 1999, Riggs Family Partnership sold approximately 112,500 shares of our common stock to approximately 36 investors in exchange for approximately $1.3 million.

      Further, in December 1999, Riggs Family Partnership notified us of its intention to transfer to these investors approximately 60,000 additional shares of our common stock held by Riggs Family Partnership to offset the effect of our one-for-two reverse stock split. We have not been able to determine whether this unregistered offering was conducted by Riggs Family Partnership with the benefit of a state or federal exemption from registration. As a result, Riggs Family Partnership and Mr. Shupe may be subject to an examination by administrative agencies with respect to its offers and sales of common stock or may be subject to demand for rescission by the purchasers of our common stock. Despite the possible exposure of Riggs Family Partnership and Mr. Shupe to liability, we did not have any control over Riggs Family Partnership or Mr. Shupe and did not participate in the actual offer and sale of our common stock to these purchasers.

      On May 30, 1999, the SBD Limited Partnership, an entity controlled by Mr. Sunyich, executed a promissory note in favor of us in the original principal amount of $1,590,000 in consideration for the issuance of 198,750 shares of our common stock. The purpose of the issuance was to assist us in complying with the stock pledge requirements mandated by the terms of the $1,500,000 loan from RSG Investments. On September 28, 1999, as a result of a settlement agreement with RSG Investments, the 198,750 shares of our common stock were returned to the SBD Limited Partnership. Immediately thereafter, the SBD Limited Partnership surrendered the 198,750 shares of our common stock to us in exchange for the cancellation of the promissory note. The shares of our common stock were booked as treasury stock and have been retired.

      On December 7, 1999 and February 14, 2000, Mr. Sunyich formally assigned to eRoomSystem Technologies Patent No. 4,939,352 and Patent Nos. 4,857,714 and 4,883,948, respectively. These patents relate to credit card point of sale technology. Each of the patent assignments have been filed with the United States Patent and Trademark Office. The assignments finalized the sale of such patents by Mr. Sunyich to us in 1996, at which time we issued 65,625 shares and a promissory note in the principal amount of $125,000 to Mr. Sunyich. After paying down the promissory note to approximately $70,750, in September 1999, we converted the remaining outstanding principal and interest into 23,583 shares of our Series B convertible preferred stock. These shares were converted into shares of common stock upon the closing of our initial public offering.

      The terms of each of the affiliate transactions were as favorable to the issuer or its affiliates as those generally available from unaffiliated third parties. We lacked sufficient disinterested independent directors to ratify the affiliate transactions at the time the transactions were initiated. All future material affiliated transactions and loans will be made, or entered into, on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties. All future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

      Sections 78.7502 and 78.751 of the Nevada Revised Statutes provide for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Article XII of our articles of incorporation provides for the indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by Sections 78.7502 and 78.751 of the Nevada Revised Statutes. In addition, pursuant to the severance agreement with Mr. Hrncir, we agreed to indemnify Mr. Hrncir for any actions taken by him on behalf of eRoomSystem Technologies prior to the effective date of the severance agreement to the extent provided for in our bylaws.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions contained in our articles of incorporation, bylaws, Nevada law or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding, is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

      In addition to the indemnification of officers and directors under the Nevada Revised Statutes, we entered into indemnification agreements with Dr. Alan C. Ashton on August 17, 1999 and with John J. Prehn on May 31, 2000. Pursuant to these indemnification agreements, we agreed to hold harmless and indemnify each of them against any and all expenses incurred by them as a result of their positions as directors of eRoomSystem Technologies. In addition, we agreed to advance expenses incurred by each of them upon receipt of a written request for such advancement containing an unsecured undertaking by each of them to repay such amounts to the extent that they are held to not be entitled to indemnification from us. The advancement of expenses specifically excludes amounts for judgments, penalties, fines and settlements. Messrs. Ashton and Prehn each possess the right to indemnification if, in civil proceedings, they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of eRoomSystem Technologies, and, in criminal proceedings, they had no reasonable cause to believe that his conduct was unlawful. In addition, eRoomSystem Technologies may elect to not indemnify Messrs. Ashton and Prehn if either a majority of the directors not involved in the relevant proceeding or independent legal counsel, in a written opinion, determine that they have not met the relevant standards for indemnification.

      On September 28, 1999, we entered into an indemnification agreement with Donnelly Prehn which indemnifies Mr. Prehn for actions which may be taken by him as a director on behalf of RSi BRE, Inc. Pursuant to this indemnification agreement, eRoomSystem Technologies and RSi BRE, Inc., jointly and severally, agreed to hold harmless and indemnify Mr. Prehn against any and all expenses incurred by him as a result of his position as a director of RSi BRE, Inc. In addition, we agreed to advance expenses incurred by Mr. Prehn upon receipt of a written request for such advancement containing an unsecured undertaking by Mr. Prehn to repay such amounts to the extent that Mr. Prehn is held not to be entitled to indemnification from eRoomSystem Technologies. Mr. Prehn's rights to indemnification are only available if damages have not already been paid directly to Mr. Prehn by an insurance carrier maintained by either eRoomSystem Technologies or RSi BRE, Inc. Mr. Prehn is not entitled to indemnification if he is adjudged by a court of competent jurisdiction to have engaged in intentional misconduct or a knowing violation of the law, if he received an improper personal benefit, or if a court of competent jurisdiction renders a final decision that such indemnification is unlawful.

      There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our reporting directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of eRoomSystem Technologies with the Commission. Officers, directors and stockholders holding more than 10% of the class of stock are required to furnish us with copies of all Section 16(a) forms they file with the Commission.

      To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all reports required under
Section 16(a) were filed as required with the Commission.

      APPROVAL OF AMENDMENT TO THE 2000 STOCK OPTION AND INCENTIVE PLAN
                                PROPOSAL NO. 2

INTRODUCTION

      In the fiscal year ended December 31, 2000, our board and stockholders adopted the 2000 Stock Option and Incentive Plan, or the 2000 Plan. The 2000 Plan, as adopted, authorized the grant of options for 2,000,000 shares of our common stock. As of March 27, 2001, options to purchase only 8,512 shares are available under the 2000 Plan. In view of the limited number of shares available for grant under the 2000 Plan, our board adopted on March 6, 2001 subject to stockholder approval, an amendment to the 2000 Plan, which adds 400,000 shares of our common stock to the authorized number of shares available under the 2000 Plan for the purpose of granting further stock options to employees, directors, independent contractors and advisors who have been or are optionees, consistent with their present responsibilities, and to other employees who assume or who, as a result of promotion, will assume new and important responsibilities.

      The following summary of the principal features of the 2000 Plan is not intended to be complete and is qualified in its entirety by reference to the 2000 Plan. A copy of the 2000 Plan is attached as Appendix B to this proxy statement.

SUMMARY OF THE 2000 PLAN

      PURPOSE. The 2000 Plan is intended to promote the interests of eRoomSystem Technologies and our stockholders by offering our employees, directors, independent contractors and advisors, upon whose judgment, initiative and effort we are largely dependent for the successful conduct of our business, the opportunity to participate in a stock option and incentive plan designed to reward them for their services and to encourage them to continue in the employ of, or to provide services to, us.

      ADMINISTRATION. The 2000 Plan is administered by the compensation committee, which is authorized by our board to administer the 2000 Plan. The compensation committee, at its discretion, shall approve each grant of options (nonstatutory and incentive) and shall determine the number of shares, whether the option is nonstatutory or incentive, the exercise price, and the date when all or any installment of the option is to become exercisable. The compensation committee shall be composed solely of two or more non-employee directors and otherwise have such membership composition that enables the options or other rights granted under the 2000 Plan to qualify for exemption under Rule 16b-3 of the Exchange Act with respect to persons who are subject to Section 16 of the Exchange Act. Each member of the compensation committee serves at the pleasure of the board.

      ELIGIBILITY. Nonstatutory options may be granted to any individual who is an employee, is a member of our board, or is an independent contractor or advisor who performs services for us or a subsidiary. Each non-employee director is automatically granted a nonstatutory option to purchase 5,000 shares of our common stock upon their appointment as a non-employee director. In addition, upon the conclusion of each regular annual meeting of our stockholders occurring after 2000 and following the meeting at which they were appointed, each non-employee director who continues serving as a member of our board thereafter will receive a nonstatutory option to purchase 5,000 shares. All such nonstatutory options shall vest and become exercisable at the date of grant. Incentive options may be granted to any employee of eRoomSystem Technologies or a subsidiary.

      OPTION PRICE AND OPTION TERM. Options granted under the 2000 Plan will have an exercise price equal to not less than 100 percent of the fair market value of a share of our common stock on the date of grant. Subject to the preceding sentence, the exercise price under any option shall be determined by the compensation committee at its sole discretion. Options may be exercised by payment of the option price in full either in cash or by certified or cashier's check payable to the order of eRoomSystem

Technologies, at the discretion of the compensation committee, in common stock acquired by the optionee in the open market or which have already been owned for more than six months, or at the discretion of the compensation committee, as consideration of services rendered to eRoomSystem Technologies or a subsidiary.

      TERMINATION OF OPTIONS. The term of any option grant of nonstatutory or incentive options shall not exceed ten years from the date of grant. If an optionee ceases to be employed by eRoomSystem Technologies or a subsidiary, except by reason of death or permanent disability, any options granted to him will terminate ninety days from the date on which his relationship with eRoomSystem Technologies terminates. During the ninety-day period, the optionee may exercise any option granted to him but only to the extent such option was exercisable on the date of termination of his relationship and provided that such option has not previously expired by its own terms or otherwise terminated under the 2000 Plan. However, pursuant to the terms of the executive employment agreements entered into with Messrs. Harkness, Ellis, Nelson, Hrncir and Sunyich, each of the vested options held by them may be exercised through the expiration date set forth on the face of the relevant option grant.

      AWARDS OR SALES. Under the 2000 Plan, as the compensation committee deems appropriate, the compensation committee may also award various awards or sales subject to the applicable terms and conditions of the 2000 Plan. Any right to acquire shares of our common stock under the 2000 Plan (other than an option) shall automatically expire if not exercised by the offeree within thirty days after the grant of such right was communicated to the offeree by the compensation committee.

      CHANGE IN CONTROL OF EROOMSYSTEM TECHNOLOGIES. In the event of a change in control, as defined under the 2000 Plan, all restrictions on all awards or sales of shares of our common stock will lapse and vesting on all unexercised stock options will accelerate to the change of control date.

      TERM AND AMENDMENT OF PLAN. The 2000 Plan shall expire on February 2, 2010, except with respect to options outstanding on that date. Our board may amend, suspend or terminate the 2000 Plan in any respect, at any time, subject to the approval of our stockholders only to the extent required by applicable laws.

      FEDERAL TAX CONSEQUENCES

      Optionees of incentive stock options will not recognize taxable income, if certain conditions are met, upon the grant or exercise of such options. The conditions pertaining to employee status and the provisions of the plan under which the incentive stock options are granted, will be satisfied. The remaining condition pertains to the holding periods. Thus, if the optionee does not dispose of the stock transferred to the optionee within two years from the date of the grant and within one year after the stock is transferred to the optionee, then any gain or loss recognized on the disposition of the stock will be a long-term capital gain or loss equal to the difference between the amount realized by the optionee and the option exercise price. However, the difference between the option exercise price and the amount realized on the option exercise date will be treated as a tax preference item subject to alternative minimum tax. We will not be entitled to any deduction under IRC Section 162 (relating to trade or business expenses) in connection with the grant or exercise of any incentive stock option. However, if stock acquired pursuant to an incentive stock option is disposed of before the expiration of the holding periods, then the excess of fair market value (but not in excess of the amount realized) of such stock on the option exercise date over the option exercise price will be treated as compensation income to the optionee in the year in which such disposition occurs and we will be entitled to a commensurate tax deduction. Any difference between the amount realized and the fair market value of the stock on the option exercise date will be treated as a long-term capital gain or loss if the stock was held more than one year after the option exercise date.

      The optionee of a non-statutory stock option, upon exercise or when the option is not subject to a substantial risk of forfeiture, must include in ordinary income subject to federal taxation an amount equal to the excess of the fair market value of the stock acquired at date of exercise over the aggregate price paid pursuant to the option for such stock. Accordingly, we may, as a condition at the exercise of a non-statutory stock option, deduct from payments otherwise due to the optionee the amount of taxes to be withheld by virtue of such exercise or require that the optionee pay such withholding to us or make other arrangements satisfactory to us regarding the payment of such taxes.

      When an optionee is granted a non-statutory stock option, no income is recognized for federal income tax purposes at that time because the option is subject to a substantial risk of forfeiture. The optionee, however, may make an appropriate election within thirty days after the date of grant, in which case the optionee would include in the optionee's gross income, for the taxable year in which such option was granted, the excess of the fair market value of the option at the time of the grant over the amount paid for the option. If such an election is not made, the optionee will recognize ordinary income on the date that the option is not subject to a substantial risk of forfeiture or the date the options become transferable (generally exercisable), whichever occurs earlier. The ordinary income recognized will be the excess, if any, of the fair market value of the shares on such later date over the option exercise price, and our tax deduction will also be deferred until such later date.

      Optionees should consult their own tax counsel as to the consequences under federal, state and local tax laws upon the grant and exercise of the options on the subsequent sale of the stock.

      OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF AN AMENDMENT TO THE 2000 STOCK OPTION AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN FROM 2,000,000 SHARES TO 2,400,000 SHARES.

                                VOTING PROCEDURES

      Upon the presence of a quorum of our stockholders, a plurality of the votes cast (either in person or represented by proxy) at the annual meeting is sufficient to elect the nominees to the board of directors. Upon the presence of a quorum of our stockholders, the amendment to the 2000 Plan will be approved if the number of votes cast "FOR" the amendment to the 2000 Plan exceeds the number of votes cast "AGAINST" the amendment to the 2000 Plan. A quorum of stockholders exists when a majority of the stock issued and outstanding and entitled to vote at a meeting is present, in person or represented by proxy, at the meeting. Abstention and broker non-votes will be counted as shares that are present for purposes of determining the presence of a quorum, but are not counted as either votes cast "FOR" or "AGAINST" a specific proposal.

      We will appoint an inspector of election to: (i) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of a proxy; (ii) receive votes, ballots, or consents; (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote; (iv) count and tabulate all votes or consents; (v) determine when the polls shall close; (vi) determine the results; and (vii) do any other act which may be proper to conduct the election or vote with fairness to all stockholders.

                       2002 ANNUAL MEETING OF STOCKHOLDERS

      The next annual meeting of stockholders will be held in May 2002. Stockholders desiring to present proper proposals at that meeting and to have their proposals included in our proxy statement and form of proxy for that meeting must meet the eligibility and other criteria under Rule 14a-8 of the Exchange Act and must submit the proposal to eRoomSystem Technologies and such proposal must be received by us no later than December 16, 2001. Stockholders desiring to present a proposal that will not be included in the proxy statement and form of proxy must give notice to eRoomSystem Technologies no later than February 19, 2002. Any such proposals, as well as any questions, should be directed to the secretary of eRoomSystem Technologies.

                                 OTHER BUSINESS

      Our board does not know of any other business which will be presented for action by the stockholders at this annual meeting. However, if any business other than that set forth in the notice of annual meeting of stockholders should be presented at the annual meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of our board, and in that connection will use their discretion and vote all proxies in accordance with their best judgment.

      Our 2000 Annual Report to Stockholders, including financial statements at and for the periods ended December 31, 2000, accompanies these proxy materials. The 2000 Annual Report and proxy materials are being mailed to all stockholders of eRoomSystem Technologies as of April 6, 2001.

                                                By order of board of
                                                directors,

                                                /s/ GREGORY L. HRNCIR
                                                ------------------------------
                                                Gregory L. Hrncir
                                                Secretary

Dated:  April 6, 2001

OUR ANNUAL REPORT ON SEC FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR THE 12 MONTHS ENDED DECEMBER 31, 2000, WILL BE FURNISHED WITHOUT CHARGE TO ANY BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THIS ANNUAL MEETING. TO OBTAIN A COPY OF THE FORM 10-KSB, WRITTEN REQUEST MUST BE MADE TO eROOMSYSTEM TECHNOLOGIES AND THE REQUESTING PERSON MUST REPRESENT IN WRITING THAT SUCH PERSON WAS A BENEFICIAL OWNER OF OUR SECURITIES AS OF APRIL 4, 2001.

REQUESTS SHOULD BE ADDRESSED TO:

                  eRoomSystem Technologies, Inc.
                  Attention:  Gregory L. Hrncir, Secretary
                  3770 Howard Hughes Parkway, Suite 175
                  Las Vegas, Nevada 89109

                                   APPENDIX A

                         EROOMSYSTEM TECHNOLOGIES, INC.

                             AUDIT COMMITTEE CHARTER

I.    COMPOSITION AND TERMS OF OFFICE

      A. The Audit Committee (the "Committee") shall be appointed by the Board of Directors and shall be composed of at least three directors. A majority of the members shall be independent of management and free from any relationship that would interfere with the exercise of independent judgment. The Chairman of the Committee shall be appointed by the Board of Directors.

      B. Members of the Committee shall serve until the next meeting of the Board of Directors which coincides with the Annual Meeting of the Stockholders or until their successors are appointed.

II.   MEETINGS

      The Committee shall hold at least three regular meetings each year and such additional meetings as may be deemed necessary by the Committee Chairman. Minutes of each Committee meeting shall be submitted to the Board of Directors. At the discretion of the Board of Directors, the Chairman of the Committee will report verbally to the full Board of Directors on matters discussed or any action taken at previous Committee meetings.

      To assure the Committee's access to the internal auditors of eRoomSystem Technologies, Inc. (the "Company"), the Company's independent public accountants and key financial management, the Committee may request, as it deems appropriate, attendance at its regular meetings of the independent public accountants, Chief Accounting Officer, Chief Financial Officer, and such other members of the Company's management as circumstances require. At least annually, the Committee shall meet separately with the independent public accountants without members of management present.

      Minutes of each meeting shall be taken by the Corporate Secretary or his or her delegate and circulated for approval at the next succeeding meeting of the Committee. Approved minutes will then be submitted to the Board of Directors at its next meeting for ratification of any action reported as having been taken by the Committee. Copies of all minutes of Committee meetings shall be provided to the Secretary of the Company for retention with the permanent records of the Company.

III.  GOALS

      Management has primary responsibility for the integrity and objectivity of the Company's financial reporting subject to oversight by the Board of Directors. The Committee shall, on behalf of the Board of Directors, review management's actions in this regard to ensure that:

      A. A fair presentation of published financial information is made in accordance with generally accepted accounting principles and in compliance with all applicable professional and regulatory requirements;

      B. A highly developed system of internal controls, policies and procedures is maintained;

      C. The system of internal controls, policies and procedures provides reasonable assurance that transactions are properly authorized and recorded to adequately safeguard the Company's assets and permit preparation of the financial statements in accordance with generally accepted accounting principles;

      D. The system of internal controls, policies and procedures provides reasonable assurance that the risk of significant criminal misconduct is minimized and that any such misconduct, should it occur, will be detected; and

      E. The quality of internal and external audit efforts is adequate and that the Company's public accountants are independent.

IV.   DUTIES AND RESPONSIBILITIES

      In meeting its responsibilities, the Committee is expected to perform the following:

      A.    FINANCIAL REPORTING

            1. Review the Company's annual financial statements, including discussion of any unusual or non-recurring items, with the Chief Financial Officer prior to issuance to the public. Discuss annual audit results and the auditors' reports with the Company's independent public accountants.

            2. Review accounting principles applied in financial reporting with particular emphasis on any changes from principles followed in prior years.

            3. At least annually, meet with in-house counsel to discuss legal matters that may have a material impact on the financial statements. Meet with outside counsel as appropriate.

            4. At least annually, meet with appropriate management to review tax matters affecting the Company.

            5. Review reasons for obtaining second opinions on significant accounting issues and any actions taken by management in reliance on any such opinion.

            6. Annually review Company's compliance with lease and management contract obligations.

      B.    RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

            1. Annually, confirm management's recommendation as to selection of the Company's independent public accountants. Recommend appointment of independent public accountants annually to the Board of Directors.

            2. Review annual letter from the Company's independent public accountants affirming their independence and their free access to the Committee.

            3. Receive annual report from the Company's independent public accountants on the quality of the services provided by their firm. This will potentially include a discussion of lawsuits (outstanding and settled in the past year), SEC enforcement actions against the firm and the firm's clients arising from accounting/disclosure matters, and the latest peer review report.

            4. If requested, representatives of the Company's independent public accountants shall be present at each meeting of the Committee. Members of the Committee shall have unrestricted access to such representatives with or without the presence of management.

      C.    AUDIT PLANS AND OVERALL CONTROL ENVIRONMENT

            1. Annually, review audit plans with the Company's Chief Financial Officer and its independent public accountants and evaluate adequacy of proposed audit scope.

            2.  Review progress of internal audit plan and key findings.

            3. Review with independent public accountants and the Company's Chief Financial Officer the overall adequacy and effectiveness of internal controls, and policies and procedures.

            4. Annually, review the follow up by management of independent public accountants and internal audit matters covered by the Company's independent public accountants' letter of recommendations. Review management's actions regarding prior year recommendations.

      D.    DIVERSITY

            1.  Annually, review the diversity of the Company's workforce.

            2. Review plan(s) to promote workforce diversity, minority owned business purchasing, and involvement in minority community activities and organizations.

            3.  Review any legal issues regarding workforce diversity.

      E.    OTHER

            1. Institute investigations of suspected improprieties on any material matter selected by the Committee, using special counsel or outside experts when necessary. The Internal Audit Department will be available to provide staff support for the Committee.

            2. Annually, disclose amounts received by Committee members from the Company and its affiliates and any other transactions with the Company or its affiliates, to which they are a party, other than amounts received for service as a Director or Board Committee member. Such disclosure shall be noted in the minutes of the appropriate Committee meeting.

            3. Annually, review significant related party transactions or other significant conflicts of interest between the Company and its officers, directors, and major shareholders.

            4. Annually, review the Company's charitable giving process. Review recipients for ties to Company operations.

            5. Annually, review and propose amendments, as appropriate, on the Committee's charter to the Board of Directors.

V.    OTHER DUTIES AND RESPONSIBILITIES

      The Committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. The Company has the responsibility for preparing the financial statements and implementing internal controls and the independent public accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Committee is not of the same quality as the audit performed by the independent public accountants. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

                                   APPENDIX B

                         EROOMSYSTEM TECHNOLOGIES, INC.
                      2000 STOCK OPTION AND INCENTIVE PLAN

            AS ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 3, 2000
               AS APPROVED BY THE STOCKHOLDERS ON MARCH 28, 2000
                     AS AMENDED AND RESTATED ON JUNE 6, 2000
                    AS AMENDED AND RESTATED ON MARCH 6, 2001

1.    PURPOSE

      The purpose of this eRoomSystem Technologies, Inc. 2000 Stock Option and Incentive Plan (this "Plan") is to further the interests of the Company, by providing selected employees, directors, independent contractors and advisors, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, the opportunity to participate in a stock option and incentive plan designed to reward them for their services and to encourage them to continue in the employee or service of the Company. This Plan provides for both the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under this Plan may include Nonstatutory Options as well as Incentive Options intended to qualify under
Section 422 of the Code.

2.    DEFINITIONS

      For all purposes of this Plan, the following definitions shall apply:

     (a) "BOARD" shall mean the Board of Directors of the Company, as constituted from time to time.

     (b) "CHANGE IN CONTROL" shall mean the occurrence of either of the following events: (i) any "person" (as that term is used in Section 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote at the election of directors; or (ii) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by at least a majority of the then remaining directors comprising the Incumbent Board, or whose nomination or election was approved by a majority of the board of directors of the Company serving under an Incumbent Board, shall be, for purposes of this clause (ii), considered as if he or she were a member of the Incumbent Board; or (iii) the approval by the Company's stockholders of the merger or consolidation of the Company with any other corporation or business organization, the sale of all or substantially all the assets of the Company, or the liquidation or dissolution of the Company; or
(iv) a proxy statement is distributed soliciting proxies from the stockholders of the Company seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company with one or more corporations, as a result of which the outstanding shares of the Company's securities are actually exchanged for or converted into cash or property or securities not issued by the Company; or (v) at least a majority of the Incumbent Board who are in office immediately prior to any action proposed to be taken by the Company determine that such proposed action, if taken, would constitute a change of control of the Company and such action is taken. For purposes of Subsection 2(b)(i) only, the term "person" shall not include Steven L. Sunyich or his immediate family or any of their affiliates, or any employee benefit plan maintained by the Company.

     (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder.

     (d) "COMMITTEE" shall mean the committee designated by the Board, which is authorized to administer this Plan in accordance with Section 3 hereof. The Committee shall be composed solely of two or more Non-Employee Directors and otherwise have such membership composition which enables the Options or other rights granted under this Plan to qualify for exemption under Rule 16b-3 with respect to persons who are subject to Section 16 of the Exchange Act. Each member of the Committee shall serve at the pleasure of the Board. If no Committee is designated by the Board, the Board collectively shall act as the Committee and administer this Plan.

     (e) "COMMON STOCK" shall mean the Company's common stock, $.001 par value.

     (f) "COMPANY" shall mean eRoomSystem Technologies, Inc., a Nevada corporation.

     (g) "EMPLOYEE" shall mean any individual who is a full-time employee of the Company or a Subsidiary.

     (h) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor rule.

     (i) "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the Option Grant.

     (j) "FAIR MARKET VALUE" shall mean (i) the closing price of a Share on the principal exchange (including the Nasdaq National Market or a successor quotation system) on which Common Stock is trading or quoted, on the date on which the Fair Market Value is determined (if Fair Market Value is determined on a date which the principal exchange is closed, Fair Market Value shall be determined on the last immediately preceding trading day), or (ii) if Common Stock is not traded on an exchange or quoted on the Nasdaq National Market or a successor quotation system, the fair market value of a Share as determined by the Committee in good faith. Notwithstanding any provision of this Plan to the contrary, no determination made with respect to the Fair Market Value of a Share subject to an Incentive Option shall be inconsistent with Section 422 of the Code.

     (k) "IMMEDIATE FAMILY" shall mean, with respect to a particular Optionee, the Optionee's spouse, children or grandchildren (including adopted and step children and grandchildren).

     (l) "INCENTIVE OPTION" shall mean an option granted under this Plan which is designated and qualified as an incentive stock option within the meaning of
Section 422 of the Code. Neither the Committee, the Board nor the Company shall have any liability if an Option or any part thereof that is intended to be an Incentive Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Option is referred to herein as a Nonstatutory Option.

     (m) "NON-EMPLOYEE DIRECTOR" shall have the meaning set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

     (n) "NONSTATUTORY OPTION" shall mean an option (or warrant for any person other than an Employee or Non-Employee Director) granted under this Plan which is designated as a non-qualified stock option and which does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (o) "OFFEREE" shall mean any person who has been offered the right to acquire Shares under this Plan (other than upon exercise of an Option).

     (p) "OPTION" shall mean an Incentive Option or a Nonstatutory Option.

     (q) "OPTION GRANT" shall mean the written instrument which contains the terms, conditions and restrictions pertaining to each Option granted to an Optionee.

     (r) "OPTIONEE" shall mean any person who has been granted an Option under this Plan.

     (s) "PERMANENT DISABILITY" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

     (t) "PLAN" shall mean this eRoomSystem Technologies, Inc. 2000 Stock Option and Incentive Plan, as amended from time to time.

     (u) "PURCHASE PRICE" shall mean the consideration for which one Share may be acquired under this Plan (other than upon exercise of an Option), as specified by the Committee.

     (v) "RELATIONSHIP" shall mean any individual who is (i) an Employee of the Company or a Subsidiary, (ii) a member or a member designee of the Board, or
(iii) an independent contractor or advisor who performs services for the Company or a Subsidiary.

     (w) "SHARE" shall mean one share of Common Stock, as adjusted in accordance with Section 9 (if applicable).

     (x) "SHARE AWARD" shall mean the written instrument which contains the terms, conditions and restrictions pertaining to each award or sale of Shares to an Offeree.

     (y) "SUBSIDIARY" shall mean any company or entity of which the Company owns, directly or indirectly, the majority of the combined voting power of all classes of stock.

     (z) "TERMINATION FOR CAUSE" shall mean the termination of the employment or service of an individual with the Company, whether voluntary or involuntary, that is determined by the Committee, in its sole discretion, to have resulted from (i) the unauthorized use or disclosure of the confidential information or trade secretes of the Company, which use or disclosure causes harm to the Company, (ii) the conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof, (iii) gross negligence, or (iv) continued failure to perform assigned duties after receiving written notification from the Board. The foregoing, however, shall not be deemed to be an exclusive list of all acts or omissions that the Committee may consider as grounds for Termination for Cause.

3.    ADMINISTRATION

     (a) COMMITTEE PROCEDURES. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

     (b) COMMITTEE RESPONSIBILITIES. Subject to the provisions of this Plan, the Committee shall have full authority and discretion to take the following actions:

          (i) To interpret this Plan and to apply its provisions;

          (ii) To adopt, amend or rescind rules, procedures and forms relating to this Plan;

          (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

          (iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under this Plan;

          (v) To select the Offerees and Optionees;

          (vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

          (vii) To prescribe the terms, restrictions and conditions of each award or sale of Shares, including, without limitation, the Purchase Price and the vesting of the award (including accelerating the vesting of awards);

          (viii)To prescribe the terms, restrictions and conditions of each Option, including, without limitation, the Exercise Price and the vesting or duration of the Option (including accelerating the vesting of the Option), and to determine whether such Option is to be classified as an Incentive Option or as a Nonstatutory Option;

          (ix) To amend any outstanding Share Award or Option Grant, subject to the limitations of this Plan;

          (x) To correct any defect, supply any omission, or reconcile any inconsistency in this Plan or any Option or other right granted under this Plan; and

          (xi) To take any other actions or make any other determinations or interpretations deemed necessary or advisable for the administration of this Plan.

     (c) INDEMNIFICATION. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to this Plan, any Option, or any right to acquire Shares under this Plan. Service on the Committee shall constitute service as a director of the Company so that a member of the Committee shall be entitled to indemnification and reimbursement as a director of the Company to the full extent allowable under its governing instruments and applicable law.

     (d) OTHER. Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under this Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee.

4.    ELIGIBILITY

     (a) GENERAL RULE. Nonstatutory Options may be granted to any individual who has a Relationship with the Company or a Subsidiary. Incentive Options may be granted to any Employee of the Company or a Subsidiary.

     (b) NON-EMPLOYEE DIRECTORS. Notwithstanding any provision of this Plan to the contrary, the participation of Non-Employee Directors in this Plan shall be subject to the following restrictions:

          (i) Non-Employee Directors shall only be eligible for the grant of Nonstatutory Options as described in this Section 4(b);

               (ii) To the extent not previously granted under a separate plan or option, each Non-Employee Director shall automatically be granted a Nonstatutory Option to purchase 5,000 Shares (subject to adjustment under Section 9) as a result of their appointment as an Non-Employee Director on, or after, the effectiveness of the Company's initial public offering of Common Stock. In addition, upon the conclusion of each regular annual meeting of the Company's stockholders occurring after 2000 and following the meeting at which they were appointed, each Non-Employee Director who continues serving as a member of the Board thereafter shall receive a Nonstatutory Option to purchase 5,000 Shares (subject to adjustment under Section 9). All such Nonstatutory Options shall vest and become exercisable at the date of grant;

               (iii) The Exercise Price of all Nonstatutory Options granted to a Non-Employee Director under this Section 4(b) shall be equal to 100 percent of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Sections 8(a), (b) and (d); and

               (iv) All Nonstatutory Options granted to a Non-Employee Director under this Section 4(b) shall terminate on the earliest of (A) the tenth anniversary of the date of grant of such Options or (B) the date twelve months after the termination of such Non-Employee Director's service for any reason.

     (c) Reserved.

     (d) TEN-PERCENT STOCKHOLDERS. An Employee who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an Incentive Option unless such grant satisfies the requirements of Section 422(c)(6) of the Code.

     (e) ATTRIBUTION RULES. For purposes of Subsection (d) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a company, corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its members, shareholders, partners or beneficiaries.

     (f) OUTSTANDING STOCK. For purposes of Subsection (d) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

5.    STOCK SUBJECT TO THIS PLAN

     (a) BASIC LIMITATION. Shares offered under this Plan shall be authorized but unissued Shares or treasury Shares. Two million four hundred thousand (2,400,000) Shares have been reserved for issuance under this Plan (upon exercise of Options or other rights to acquire Shares). The aggregate number of Shares which may be issued under this Plan shall at all times be subject to adjustment pursuant to Section 9. The number of Shares which are subject to Options or other rights outstanding at any time under this Plan shall not exceed the number of Shares which then remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan.

     (b) ADDITIONAL SHARES. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of this Plan. If Shares are forfeited before any dividends have been paid with respect to the Shares, then such Shares shall again be available for award or sale under this Plan.

6.    TERMS AND CONDITIONS OF OPTIONS

     (a) OPTION GRANT. Each grant of an Option under this Plan shall be evidenced by an Option Grant approved by the Committee. Such Option shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions which are not inconsistent with this Plan and which the Committee deems appropriate for inclusion in an Option Grant. The provisions of the various Option Grants entered into under this Plan need not be identical. In no event shall the aggregate fair market value (determined as of the time the Incentive Option is granted) of the Shares with respect to which Incentive Options (granted under this Plan or any other plans of the Company) are exercisable for the first time by an Optionee in any calendar year exceed $100,000. No Incentive Option shall be granted pursuant to this Plan after ten years from the earlier of the date of adoption of this Plan by the Board or the date of approval of this Plan by the Company's stockholders.

     (b) NUMBER OF SHARES. Each Option Grant shall specify the number of Shares that are subject to the Option. The Option Grant shall also specify whether the Option is a Nonstatutory Option or an Incentive Option.

     (c) EXERCISE PRICE. Each Option Grant shall specify the Exercise Price. The Exercise Price of an Incentive Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(d). Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one or the forms described in Sections 8(a), (b) and
(d).

     (d) WITHHOLDING TAXES. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

     (e) EXERCISABILITY AND TERM. Each Option Grant shall specify the date when all or any installment of the Option is to become exercisable. An Option may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full for the number of Shares which the Option is exercised. The Option Grant shall also specify the term of the Option. The term shall not exceed ten years from the date of grant (five years for Employees described in Section 4(d)). Subject to the preceding three sentences, the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire. Notwithstanding anything to the contrary herein, no Option will be exercisable (and any attempted exercise will be deemed null and void) if such exercise would create a right of recovery for "short-swing profits" under
Section 16(b) of the Exchange Act. This Section 6(e)(ii) is intended to protect persons subject to Section 16(b) against inadvertent violations of Section 16(b) and shall not apply with respect to any particular exercise of an Option if this
Section 6(e)(ii) is expressly waived in writing by the Optionee at the time of such exercise.

     (f) TERMINATION OF RELATIONSHIP. Except as the Committee may otherwise determine at any time with respect to any particular Nonstatutory Option granted hereunder:

          (i) If an Optionee ceases to have a Relationship for any reason other than his death or Permanent Disability, any Options granted to him shall terminate ninety days from the date on which such Relationship terminates. During the ninety day period, the Optionee may exercise any Option granted to him but only to the extent such Option was exercisable on the date of termination of his Relationship and provided that such Option has not previously expired by its own terms or otherwise terminated as provided herein. A leave of absence approved in writing by the Committee shall not be deemed a termination of Relationship for purposes of this Section 6(f), but no Option may be exercised during any such leave of absence, except during the first ninety days thereof.

          (ii) For purposes hereof, termination of an Optionee's Relationship for reasons other than death or Permanent Disability shall be deemed to take place upon the earliest to occur of the following: (w) the date of the Optionee's retirement from employment under the normal retirement policies of the Company; (x) the date of the Optionee's retirement from employment with the approval of the Committee because of disability (other than Permanent Disability); (y) the date the Optionee receives notice or advice that his employment or other Relationship is terminated; or (z) the date the Optionee ceases to render the services which he was employed, engaged or retained to render to the Company (absences for temporary illness, emergencies and vacations or leaves of absence approved in writing by the Committee excepted). The fact that the Optionee may receive payment from the Company after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice or for other benefits shall not affect the termination date.

          (iii) Notwithstanding anything in this Plan to the contrary, no Option may be exercised or claimed by Optionee following the termination of his Relationship as a result of a Termination for Cause, and no Option may be exercised or claimed while the Optionee is being investigated for a Termination for Cause.

     (g) DEATH OR PERMANENT DISABILITY OF OPTIONEE. Except as the Committee may otherwise determine at any time with respect to any particular Nonstatutory Option granted hereunder, if an Optionee shall die at a time when he is in a Relationship or if the Optionee shall cease to have a Relationship by reason of Permanent Disability, any Options granted to him shall terminate one year after the date of his death or termination of Relationship due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate earlier as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or his termination of Relationship due to Permanent Disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

     (h) PRIVILEGES OF STOCK OWNERSHIP. No person entitled to exercise any Option granted under this Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable upon exercise of such Option until such person has become the holder of record of such Shares. No adjustment shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 9 hereof.

     (i) AMENDMENT OF OPTIONS. The Committee may amend, modify, extend, renew or terminate outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options at the same or a different price. The Committee may shorten the vesting period, extend the exercise period, remove any or all restrictions or convert an Incentive Option to a Nonstatutory Option, if, in its sole discretion, the Committee determines that such action is in the best interests of the Company. The foregoing notwithstanding, the Optionee's consent to any such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Optionee.

     (j) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Option

Grant and shall apply in addition to any general restrictions that may apply to all holders of Shares. Each certificate representing any Shares issued upon exercise of an Option shall bear a legend making appropriate reference to the restrictions imposed on the Shares.

7.    TERMS AND CONDITIONS OF AWARDS OR SALES

     (a) SHARE AWARD. Each award or sale of Shares under this Plan (other than upon exercise of an Option) shall be evidenced by a Share Award approved by the Committee. Such award or sale shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions which are not inconsistent with this Plan and which the Committee deems appropriate for inclusion in a Share Award. The provisions of the various Share Awards entered into under this Plan need not be identical.

     (b) DURATION OF OFFERS AND NONTRANSFERABILITY OF RIGHTS. Any right to acquire Shares under this Plan (other than an Option) shall automatically expire if not exercised by the Offeree within thirty days after the grant of such right was communicated to the Offeree by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

     (c) PURCHASE PRICE. The Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in one of the forms described in Sections 8(a), (b) or (c).

     (d) WITHHOLDING TAXES. As a condition to the receipt or purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with a recognition of income from such Shares (either on the date of grant or the date the restrictions lapse).

     (e) AMENDMENT OF SHARE AWARDS. The Committee may amend, modify or terminate any outstanding Share Awards. The Committee may shorten the vesting period or remove any or all restrictions if, in its sole discretion, the Committee determines that such action is in the best interests of the Company. The foregoing notwithstanding, the Offeree's consent to any such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Offeree.

     (f) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares awarded or sold under this Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares. Each certificate representing any Shares awarded or sole under this Plan will bear a legend making appropriate reference to the restrictions imposed on the Shares.

8.    PAYMENT FOR SHARES

     (a) GENERAL RULE. The entire Purchase Price or Exercise Price for the number of Shares being purchased and, if applicable, any federal, state or local withholding taxes required to be paid in accordance with Section 6(d) or7(d) hereof, shall be payable in full, by cash or by certified or cashier's check payable to the order of the Company or equivalent thereof acceptable to the Company, at the time when such Shares are purchased, except as provided in Subsections (b), (c) and (d) below. Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the Shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange (including the Nasdaq National Market) or any federal, state or local law. If an Optionee or Offeree fails to accept delivery of or fails to pay for all or any portion of the Shares requested, the Committee shall have the right to terminate his Option (or other right to acquire Shares) with respect to the number of such Shares requested.

     (b) SURRENDER OF STOCK. At the discretion of the Committee, payment may be made in whole or in part with Shares which were acquired by the Optionee in the open market or which have already been owned by the Optionee or his representative for more than six months, and which certificate(s) representing the Shares is surrendered to the Company duly endorsed and in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under this Plan.

     (c) SERVICES RENDERED. At the discretion of the Committee, Shares may be awarded under this Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of this Section 6(c).

     (d) CASHLESS EXERCISE. At the discretion of the Committee, payment may be made in whole or in part by delivery (on a form prescribed by the Committee) to the Company of a copy of irrevocable and unconditional instructions to a creditworthy securities broker to sell Shares and to deliver promptly all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

9.    ADJUSTMENT OF SHARES

     (a) GENERAL. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the number of Shares covered by each outstanding Option, (iii) the Exercise Price under each outstanding Option, (iv) the number of Shares covered by each outstanding award or (v) the Purchase Price of each outstanding award.

     (b) REORGANIZATION. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of outstanding Options by the surviving corporation or its parent or for their continuation by the Company (if the Company is a surviving corporation); PROVIDED, HOWEVER, that if assumption or continuation of the outstanding Options is not provided by such agreement then the Committee shall have the option of offering the payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, in all cases without the Optionees' consent.

     (c) RESERVATION OF RIGHTS. Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.   CHANGE OF CONTROL

      Notwithstanding any other section this Plan, in the event of a Change in Control, all restrictions on all awards or sales of Shares will lapse and vesting on all unexercised Options will accelerate to the Change in Control date.

11.   LEGAL AND REGULATORY REQUIREMENTS

      Shares shall not be issued under this Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company's securities may then be listed.

12.   NO EMPLOYMENT RIGHTS

      Nothing contained in this Plan or in any right or Option granted under this Plan shall confer upon any Offeree or Optionee any right with respect to the continuation of his employment by or other Relationship with the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate any person's employment and/or Relationship at any time and for any reason, with or without notice.

13.   DURATION AND AMENDMENTS

     (a) TERM OF THIS PLAN. This Plan shall terminate automatically on February 2, 2010 and may be terminated on any earlier date pursuant to Subsection (b) below.

     (b) RIGHT TO AMEND, SUSPEND OR TERMINATE THIS PLAN. The Board of Directors may amend, suspend or terminate this Plan at any time and from time to time. An amendment of this Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

     (c) EFFECT OF TERMINATION. No Shares shall be issued or sold under this Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of this Plan shall not affect any Share previously issued or any Option previously granted under this Plan.

14.   PLAN NOT A TRUST

      Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Offeree or Optionee, the executor, administrator or other personal representative, or designated beneficiary of such Offeree or Optionee, or any other persons. If and to the extent that any Offeree or Optionee or such Offeree's or Optionee's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

15.   NOTICES

      Each Offeree or Optionee shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements, Common Stock and cash pursuant to this Plan. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Offeree or Optionee furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of this Plan or any applicable law.

16.   SEVERABILITY OF PROVISIONS

      If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

17.   PAYMENT TO MINORS, ETC.

      Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and other parties with respect thereto.

18.   HEADINGS AND CAPTIONS

      The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

19.   CONTROLLING LAW

      This Plan shall be construed and enforced according to the laws of the State of Nevada to the extent not preempted by federal law, which shall otherwise control.

20.   EXECUTION

      To record the adoption of this Plan by the Board effective as of February 3, 2000, and as amended and restated as of March 6, 2001, the Company has caused its authorized officer to execute the same.

                         eROOMSYSTEM TECHNOLOGIES, INC.
              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 2001
                       SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned stockholder of eRoomSystem Technologies, Inc. hereby acknowledges receipt of the notice of annual meeting of stockholders, Proxy Statement, and 2000 Annual Report to Stockholders in connection with the annual meeting of stockholders to be held at Thanksgiving Point, 3003 North Thanksgiving Way, Lehi, Utah 84043, on Monday, May 7, 2001, at 9:00 in the morning, local time, and hereby appoints Derek K. Ellis and Gregory L. Hrncir, and each or either of them, proxies, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof. The proxies are instructed to vote as follows:

(1)   Election of
Directors:

         FOR ALL | |                                   WITHHOLD ALL | |

   NOMINEES: David S. Harkness, Lawrence S. Schroeder, Dr. Alan C. Ashton,
                      S. Leslie Flegel and John J. Prehn

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE OF THE NOMINEES, WRITE THE NOMINEE'S NAME OR NAMES ON THE SPACE PROVIDED BELOW):

            -----------------------------------------------------
            -----------------------------------------------------

(2) Approve the amendment to the eRoomSystem Technologies, Inc. 2000 Stock Option and Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 2,000,000 shares to 2,400,000 shares.

           FOR | |                AGAINST | |                   ABSTAIN | |

(3) In their discretion, upon such other matters as may properly come before the annual meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED, IN FAVOR OF THE APPROVAL OF AN AMENDMENT TO THE eROOMSYSTEM TECHNOLOGIES, INC. 2000 STOCK OPTION AND Incentive Plan, AND, IN THE DISCRETION OF THE PROXIES, ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                   Date: ___________________________, 2001

Signature(s)
            ----------------------------------
            ----------------------------------
            ----------------------------------

          NOTE:  PLEASE SIGN PROXY EXACTLY AS YOUR NAME APPEARS.
                 ----------------------------------------------

Date the Proxy in the space provided. If shares are held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer.